EXHIBIT 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

January 13, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: Jiu Feng Investment Hong Kong Ltd
SEC File No. 333-173456

On January 13, 2014 my appointment as auditor for Jiu Feng Investment Hong Kong Ltd ceased. I have read Jiu Feng Investment Hong Kong Ltd’s statements included under Item 4.01 of its Form 8-K dated January 13, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Certified Public Accountant